Exhibit 10.36
LEASE AGREEMENT
TIFFANY POINTE
One Tiffany Pointe
Bloomingdale, IL 60108

TENANT: royal american bank
TERM: 5 YEAR with (2) 5 year options
DATE: OCTOBER 28, 1996

TIFFANY POINTE
LEASE INDEX

PAGE
ADDITIONAL RENT AND RENT ADJUSTMENTS	2
ALTERATIONS	18
ASSIGNMENT AND SUBLETTING	29
ATTORMENT	32
BASE RENT	1
BROKERS	35
CERTAIN RIGHTS RESERVED BY LANDLORD	13
CONDEMNATION	26
CONDITION OF PREMISES	8
CONVENANT AGAINST LIENS	34
DELIVERY OF POSSESSION; IMPROVEMENTS TO BE MADE BY LANDLORD TO THE PREMISES PRIOR TO THE BEGINNING OF TERM	8
DEMISED PREMISES	1
ESTOPPEL CERTIFICATE	32
EXPENSES OF ENFORCEMENT	35
HOLDOVER	28
INSURANCE	25
LANDLORD’S LIEN	35
LANDLORD’S REMEDIES	27
MISCELLANEOUS PROVISIONS	36
NO SOLICITATION	36
NONWAIVER	35
NOTICE	33
OCCUPANCY PRIOR TO BEGINNING OF THE LEASE TERM	9
PARKING AND CONTROL OF COMMON AREAS BY LANDLORD	33
REPAIRS	17
RIDERS	39
RULES AND REGULATIONS	21
SECURITY DEPOSIT	7
SERVICES	10
SURRENDER OF POSSESSION	19
TERM	1
TRUSTEE CLAUSE	39
UNTENANTABILITY — FIRE AND CASUALTY	25
USE OF PREMISES BY TENANT	20
WAIVER OF CLAIMS	31

TIFFANY POINTE
OFFICE LEASE
          THIS LEASE made this 28th day of October, 1996, between HARRIS BANK ROSELLE, not individually, but as Trustee under a Trust Agreement dated November 17, 1986 and known as Trust No. 12555 as aforesaid. (hereinafter referred to as “Landlord”), and Royal American, Bank (hereinafter referred to as “Tenant”).
WITNESSETH
          1. DEMISED PREMISES. Landlord does hereby demise and lease to Tenant, and Tenant accepts that certain space shown on Exhibit “A” which is attached hereto and made a part hereof, commonly described as Suite 106 (hereinafter referred to as “Premises”) on the First floor of Tiffany Pointe, a building located on property located at the northwest corner of Schick Road and Bloomingdale Road and commonly Known as One Tiffany Pointe, Bloomingdale, Illinois 60108 and said building and property hereinafter collectively referred to as the “Building”.
          2. TERM. This lease shall begin on 12-1-96 (hereinafter referred to as “Commencement Date” and end on 11-30-2001 (hereinafter referred to as “Term”), unless sooner terminated as provided herein, subject to the terms, covenants and agreements herein contained.
          3. BASE RENT. Tenant shall pay to Landlord (or Landlord’s designee) the annual base rent of Forty Thousand Dollars Seven Hundred Sixteen and 00/100 Dollars ($ 40, 716 .00 ) in each and every year of the Term in coin or currency which at the time or times of payment is legal tender for public and private debts in the United States in monthly installments as follows: Three Thousand Three Hundred Ninety Three Dollars and 00/100 DOLLARS ($3,393.00) each in advance on the first day of every calendar month of the Term, except for the first month’s rent which is due and payable on execution of this Lease. All such payments shall be made payable to Landlord or Landlord’s agent and shall be made at the office of the Building or at such other places and to such other parties as Landlord shall from time to time by written notice appoint. Base Rent shall be payable without any prior demand therefor and without any deductions or set-offs whatsoever. If the Term commences on a day other than the first day of the calendar month, or ends on a day other than the last day of the calendar month, the Base Rent for such fractional month shall be prorated on the basis of l/365th of the annual Base Rent for each day of such fractional month. Unpaid rent (or so much as may remain unpaid from time to time) shall bear interest at 18 % per annum from the date due until paid; and, in addition, if rent is not received by Landlord by the 5th of month in which it is due, Tenant shall pay a late charge of $ 25.00. Both sums (interest and late charge) are to be paid by Tenant to reimburse Landlord for the loss which Tenant agrees Landlord will incur by failure of Tenant to pay its rent in a timely manner. Landlord’s right to receive such interest shall not, in any way, limit any of Landlord’s other remedies under this lease or at law or equity.
          4 . ADDITIONAL RENT AND RENT ADJUSTMENTS. It is understood that the Base Rent does not anticipate any increase in the amount of taxes on the Building or in the cost of operation and maintenance thereof. Therefore, in order that the rental payable hereunder shall reflect any such increase, Landlord and tenant agree that the following additional rent shall be assessed by Landlord pursuant to the rent adjustments set forth in this Article 4 during the term of this lease. For purposes of such additional rent and rent adjustments, Tenant’s Proportionate Share is agreed to be 6.182 percent.
     A. OWNERSHIP TAXES. Tenant shall pay to Landlord as additional rent an amount equal to Tenant’s Proportionate Share of the amount by which Ownership Taxes paid in any calendar year after the Base Year (which “Base Year” for purposes of this Lease shall be the calendar year ending on the December 31st immediately prior to the commencement date of the Term hereof) exceed Ownership Taxes paid in the Base Year. “Ownership Taxes” shall mean all taxes, assessments, impositions and governmental charges of every kind and nature which Landlord shall pay in a calendar year because of or in any way connected with the ownership, leasing, management, and operation of the Building, subject to the following:
     (1) the amount of ad valorem real and personal property taxes against Landlord’s real and personal property to be included in Ownership Taxes shall be the amount shown by the latest available tax bills required to be paid in the calendar year in respect of which Ownership Taxes are being determined. The amount of any tax refunds shall be deducted from Ownership taxes in the calendar year they are received by Landlord;
     (2) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the calendar year in respect of which Ownership Taxes are being determined;
     (3) there shall be excluded from Ownership Taxes all income taxes [except for a specific tax or excise on rents or other income from the Building (or on the value of leases thereon) or a specific gross receipts tax or excise on rents or other income from the Building (or on the value of leases thereon)], excess profit taxes, franchise, capital stock and inheritance or estate taxes, except to the extent that any such tax is in lieu of, in substitution for, or a supplement to, in whole or in part, any tax included in Ownership Taxes; and
     (4) Ownership taxes shall also include, in the calendar year paid, all fees, costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in contesting or attempting to reduce or limit any Ownership Taxes, regardless of whether any such reduction or limitation is obtained.
     B. OPERATING EXPENSES. Tenant shall also pay to Landlord as additional rent an amount equal to Tenant’s Proportionate Share of the amount by which Operating Expenses for any calendar year after the Base Year exceed Operating Expenses for the Base Year. Operating Expenses shall mean all expenses, costs and disbursements of every kind and nature paid, incurred, or otherwise arising in respect of a calendar year because of or in any way connected with the ownership, management, maintenance, repair and operation of the Building. There shall be excluded from Operating Expenses: (1) costs of alterations of tenant spaces; (2) depreciation; (3) principal and interest payments on mortgages, and financing or refinancing expenses; (4) return on investment; (5) Ownership Taxes with respect to which tenant is liable for its Proportionate Share pursuant to the preceding paragraph (A); and (6) the cost of capital improvements and capital equipment with the exception of governmental requirements noted below. In the event Landlord makes any capital improvements or installs any capital equipment during the term hereof which result in a reduction or limitation in Operating Expenses, the Operating Expenses for the Base Year may be comparably reduced as determined by Landlord. In the event Landlord makes any capital improvements or installs any capital equipment during the Term hereof required to comply with any governmental rules, regulations or requirements applicable from time to time to the Building, the costs thereof, as depreciated, may be included in Operating Expenses.
If the Building shall not have been fully occupied by tenants at any time during the Base Year or any succeeding calendar year, the Operating Expenses for such year may be equitably adjusted to reflect the Operating Expenses as though the Building had been fully occupied throughout such year.
     C. ADJUSTMENT TO BASE RENT. Beginning on the First anniversary of Commencement Date and annually thereafter for the duration of the Lease Term, the Base Rent payable by Tenant under Article 3 hereof shall be increased to an amount determined by multiplying the Base Rent, as adjusted from time to time, by a fraction, the denominator of said fraction shall be the “Base CPI” [the twelve (12) month average of the Consumer Price Index for All Urban Consumers (All Items and Commodity Groups-Chicago Area Only), or such other successor or substitute area index as may be applicable to the Chicago Metropolitan Area], at Commencement Date of the Lease Term; and the numerator of which shall be the greater of the following: (a) the amount of the aforesaid denominator; or (b) the then most recent Consumer Price Index (12) month average as defined above and as is available at the time Base Rent is to be adjusted.
          If the manner in which the Consumer Price Index is determined by the Department of Labor shall be substantially revised, and the effect of that revision can be reasonably determined or approximated, an adjustment shall be made in such revised index or in the underlying Base Year index in order to produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the 1967 average shall no longer be used as an index of 100,0 if any component of the Consumer Price Index is changed in a material degree, such change shall constitute a substantial revision. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall then be available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.
     D. (a) In order to provide for current payments on account of increases in the Consumer Price Index over the Base CPI, Tenant agrees to pay on account to Landlord commencing on the First anniversary immediately following the commencement date of the term hereof, Tenant’s new base rent for the ensuing lease year, in equal monthly installments, commencing on the first (1st) day of the month following the month in which Landlord notifies Tenant. All rent adjustments payable hereunder shall be made without any deductions or set-offs whatsoever.
          (b) tenant shall also pay Landlord additional rent for each lease year for which the additional rent is payable for ownership taxes and operating expenses, at Landlord’s option, in a lump sum or in equal monthly installments over the balance of the next lease year, commencing on the first (1st) day of the month next succeeding the month after which Landlord renders a statement to tenant therefor. The additional rent payable for the last lease year or last fractional calendar year of the term shall be computed on the basis of the operating expenses paid or incurred for the preceding year and Ownership Taxes based on 110% of the taxes paid by Landlord for the preceding calendar year, and both shall be payable on the termination of the tenancy as a condition precedent to the return to Tenant of Tenant’s security deposit.
     E. Landlord agrees to keep books and records showing the Ownership Taxes and Operating Expenses in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts. Landlord shall deliver to Tenant after the close of each calendar year (including the calendar year in which this Lease begins and the calendar year in which this Lease terminates), a statement by an officer of Landlord’s agent and containing (1) the agent’s statement that the books and records covering the operation of the Building have been maintained in accordance with the requirements of this paragraph (E), (2) the amounts by which the Operating Expenses and Ownership taxes for such calendar year exceed the Operating Expenses and Ownership taxes, respectively, for the Base Year, and (3) the amount of any excess or deficiency with respect to such calendar year. Failure or delay in delivering any such statement or accompanying invoice, or failure or delay in computing the rent adjustments pursuant to this Article 4, shall not be deemed a waiver by Landlord of its right to deliver such items nor shall any such failure or delay be deemed a release of Tenant’s obligations with respect to any such statement or invoice, or constitute a default hereunder.
     F. The obligation of Tenant with respect to the payment of Base Rent and rent adjustments due hereunder shall survive the expiration or termination of this Lease. Any payment, refund, or credit made pursuant to this Article 4 shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any items as billed pursuant to the provisions hereof. In the event that this Lease shall have been in effect for less than the full calendar year immediately preceding Tenant’s receipt of the invoices provided for in paragraphs (D) and (E) hereof, the rent adjustment shall be pro rata. In no event shall any rent adjustment result in a decrease in the Base Rent payable from time to time hereunder; nor increase more than 3% over the previous years’ Base Rent. However, there shall be no caps on Operating Expenses and Ownership Taxes.
     G. Notwithstanding any of the above Article 4, for purposes of this Lease, the initial Base Year Taxes shall be agreed to be $101,000.00 ; and the initial Base Year Operating Expenses shall be agreed to be $l29,944.00

     A. Such security deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this lease to be kept and performed by Tenant. If, at any time during the term of this lease, any of the rent due Landlord hereunder shall be overdue and unpaid, then Landlord may, at the option of Landlord, appropriate and apply any portion of the security deposit to the payment of any such over-due rent or other sum. In addition, in the event of the failure of Tenant at any time during the term of this lease to keep and perform any of the terms, covenants and conditions of this lease to be kept and performed by Tenant, then Landlord, at its option, may appropriate and apply the entire security deposit, or so much thereof as may be necessary, to compensate Landlord for loss or damage sustained or suffered by Landlord due to Tenant’s breach.
     B. Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder or to compensate Landlord for loss or damage sustained by Landlord due to Tenant’s breach hereunder, then Tenant shall, upon the Landlord’s demand, forthwith remit to Landlord a sufficient amount in cash to restore the security deposit to the original sum deposited. Tenant’s failure to so restore the security deposit within five (5) days after receipt of such demand shall constitute a breach of this lease.
     C. Landlord agrees that if, upon the date of termination of Tenant’s rights to possession under this lease, Tenant is not in default under any of the terms, covenants and conditions herein, Landlord will, within ten (10) days from the date Tenant surrenders possession of the premises to Landlord, return to Tenant the security deposit or such portion thereof as remains in Landlord’s hands on the date thereof. In no event will the security deposit be deemed to constitute, nor be used by Tenant to pay, the final month’s or months’ rental.

     D. Landlord shall be permitted to commingle Tenant’s security deposit with Landlord’s general funds. Landlord shall not be required to pay any interest on said deposit.
          6. CONDITION OF PREMISES. Tenant’s taking possession of the premises shall be conclusive evidence against Tenant that the premises were in good order and satisfactory condition when Tenant took possession. No promise of Landlord to alter, remove, improve, redecorate or clean the premises or the building and no representation respecting the condition of the premises or the building have been made by landlord to Tenant, unless the same is conditioned herein, or made a part hereof.
          7 . DELIVERY OF POSSESSION; IMPROVEMENTS TO BE MADE BY LANDLORD TO THE PREMISES PRIOR TO THE BEGINNING OF THE TERM.
     A. (a) Landlord shall, at its own cost and expense, make the alterations and improvements set forth on Exhibit A, attached hereto and made a part hereof, to prepare the premises for Tenant’s occupancy.
          (b) Landlord shall not be subject to any liability if Landlord shall be unable to give possession of the premises on the commencement date of the term hereof because the building has not been sufficiently completed to make the premises ready for occupancy or because a certificate of occupancy has not been obtained for either the building or the premises or because of the holding over or retention of possession of any Tenant, Tenants or occupant, or because the work set forth in Exhibit A has not been completed for any reason beyond Landlord’s reasonable control. Under such circumstances the rent payable hereunder shall not commence until possession of the premises is given or the premises are available for occupancy by Tenant, provided, however, that the failure to give possession on the commencement date of the term hereof shall in no way (i) affect the validity of this lease or the obligations of Tenant hereunder, or (ii) be construed to extend the term of this lease.
     B. With Landlord’s prior consent and subject to such reasonable regulations as Landlord shall impose, Tenant, its employees and contractors may enter the premises prior to the commencement of the term of this lease during normal working hours for the purpose of performing leasehold improvement work other than the work herein agreed to be performed by Landlord. All such work shall be performed at Tenant’s sole risk, responsibility and cost. Tenant shall, prior to the commencement of any such work and before any equipment or materials needed for the performance thereof are brought onto any part of the building, furnish to Landlord such instruments as Landlord may request in order to protect the premises, the building and Landlord’s interest therein, including, but not limited to, certificates of insurance, waivers of lien for all materials and labor used in performing such work, copies of contracts, plans and necessary permits. All such work and materials shall be of first-class quality and shall be performed in such manner and at such times so as to cause no delay in the work being performed by Landlord in the premises or elsewhere in the building. The work and materials shall comply in all respects with the requirements of all rules, regulations and codes of the governmental bodies and departments thereof having jurisdiction over the premises and with the terms and conditions of all insurance coverage applicable to the premises and the building. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the employees or contracts of Landlord. Tenant shall reimburse Landlord and Landlord’s contractors for all costs or expenses they may incur in connection with Tenant’s work, including, but not limited to, the cost of services provided at the premises, the cost of supervision to insure compliance of Tenant’s work with the plans and specifications for the building and any additional architectural or engineering costs. Tenant agrees to hold Landlord and Landlord’s contractors and the employees, officers, partner’s, agents and subcontractors of any of them, harmless from all loss, cost or expense they or any of them might suffer arising out of or in any way connected with the performance of such work by Tenant, its employees, agents, and contractors.
          8. OCCUPANCY PRIOR TO BEGINNING OF THE LEASE TERM. If Tenant occupies the premises prior to the beginning of the term of this lease with Landlord’s consent, all the provisions of this lease shall be in full force and effect as soon as Tenant occupies the premises. Rent for any period prior to the beginning of the term of this lease shall be fixed by agreement between Landlord and Tenant or, in the absence of any agreement, at the monthly base rent set forth herein for the first month of the lease term.
          9. SERVICES. Landlord shall provide the following services on all days during the Term of this Lease excepting Sundays and holidays established by Landlord, unless otherwise stated:
     A. Heat will be furnished whenever such heat shall, in Landlord’s judgment, be required for the comfortable occupation of the Premises.
     B. Conditioned air will be furnished to the Premises at such time or times as Landlord’s air conditioning system is in operation for the furnishing of conditioned air to Landlord’s other tenants. Landlord represents that it customarily operates said air conditioning equipment when required for the purpose of furnishing cooled air during the period commencing on or about the fifteenth (15) day of May and ending on or about the fifteenth (15th) day of October in each year. Whenever heat-generating machines, equipment or lighting fixtures installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, or whenever the electrical load in the Premises exceeds four and one-half (4.5) watts per square foot, Landlord shall be relieved of responsibility for maintaining air conditioning in the Premises, and in such event Landlord further reserves the right at its option to (1) require Tenant to discontinue use of such heat-generating machines, equipment, lighting fixtures or excessive electrical load, or (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord at such rates as Landlord charges from time to time in the Building. Tenant agrees that at all times it will cooperate with Landlord and abide by all regulations and requirements which Landlord may prescribe for the proper functioning of the ventilating and air conditioning systems.
     C. (a) Landlord shall provide water from the Village of Bloomingdale mains for drinking, lavatory and toilet purposes, drawn through fixtures installed by Landlord or by Tenant with Landlord’s prior written consent. Tenant shall pay to Landlord, as additional rent, at rates fixed by Landlord, for water used for any purpose other than drinking, lavatory and toilet purposes.
          (b) Tenant shall not waste or permit the waste of water. In the event Tenant fails to make prompt payment to Landlord for water furnished by Landlord, Landlord, upon ten (10) days’ notice, may discontinue furnishing such service.
     D. Adequate elevator service will be furnished daily as determined by Landlord.
     E. Landlord shall provide janitorial service in and about the premises, Saturdays, Sundays and holidays excepted. Tenant shall not provide any janitorial service without the Landlord’s prior written consent. If Landlord’s consent be given, such janitorial service.
       (a) shall be performed during hours designated by landlord,
       (b) shall be subject to Landlord’s supervision (but such service shall be Tenant’s sole responsibility, Landlord assuming no responsibility therefor and such service shall not be an agent or servant of said superintendent or Landlord), and
       (c) shall be performed through a janitorial contractor or employees who are, and shall continuously be, in each and every instance satisfactory to Landlord.
If Tenant elects to provide janitorial services and Landlord consents thereto, Tenant shall maintain liability insurance, in amounts, with coverages, and with a carrier satisfactory to Landlord, naming Landlord as an insured and insuring against any claim for injury or damage incurred on the premises. In no instance shall Tenant be entitled to any reduction in rental or any other payment due hereunder by reason of the janitorial services provided by Tenant.
   F. (a) Landlord shall provide electricity at the distribution panel on each floor of the building sufficient for an average electrical load and building standard distribution circuits and receptacles in the premises. Tenant shall deal directly with the electrical utility company servicing the building concerning Tenant’s own current needs. Tenant shall pay the cost of maintenance of light fixtures and replacement of bulbs, tubes and ballasts, as well as pay all costs incident to such service, including, without limitation, the cost of meters, connection charges, and deposits, and any costs incurred by Landlord due to Tenant’s electrical needs being greater than the electrical service provided to the premises as building standard. Tenant shall pay for all other electricity consumed in the premises, including any electricity used during janitorial service, alterations or repairs in the premises. Tenant shall pay all bills for electricity promptly and shall defend and hold Landlord harmless from all cost or expense which Landlord may incur resulting from Tenant’s failure to pay such bills or to perform any of its obligations with respect to the purchase of electricity.
     (b) Tenant covenants and agrees that Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quality or character of electrical service is changed or is no longer suitable for Tenants’ requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring or installation of the building.
     G. Window washing of all windows in the Premises both inside and out, weather permitting, at regular intervals to be determined by Landlord, but not less than two (2) times per year.
     H. The Landlord shall not be obligated to provide any services other than those expressly set forth above. The foregoing notwithstanding, additional services (including after-hour cooling and ventilation) may be provided on terms and conditions as may be mutually agreed upon by Landlord and Tenant.
     I. All charges for any services shall be deemed rent reserved under this Lease and shall be due and payable at the same time as the installment of rent with which they are billed, or, if billed separately, shall be due and payable within ten (10)

days after such billing. In the event Tenant shall fail to make payment for such services Landlord may, in addition to all other remedies which Landlord may have for the non-payment of rent and without notice to Tenant, discontinue any or all such services, and such discontinuance shall not be held or pleaded as an eviction or as a disturbance in any manner whatsoever of Tenant’s possession, or relieve Tenant from the payment of rent when due, or vary or change any other provision of this Lease or render Landlord liable for damages of any kind whatsoever.
      Tenant agrees that neither Landlord nor its beneficiaries nor any of their respective agents or employees, shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption, diminution, delay or discontinuance at any time in the furnishing of any of the above services or operating, maintaining, repairing or supervising the building when such interruption, diminution, delay or discontinuance is occasioned, in whole or in part, by repairs, renewals, improvements or additions, by any strike, lockout or other labor trouble, by inability to secure gas, electricity, water or other fuel at the Building, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; nor shall any such interruption, diminution, delay or discontinuance be deemed an eviction (actual or constructive), or disturbance of Tenant’s use or possession of the Premises or any part thereof; nor shall any such interruption, diminution, delay or discontinuance relieve Tenant from full performance of Tenant’s obligations under this Lease.
          10. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice and without liability to Tenant, for damages or injury to property, person or business (all claims for damages being hereby released) and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent:
     A. To change the Building’s name or street address;

     B. To install, affix and maintain any and all signs on the exterior and/or interior of the Building;
     C. To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;
     D. To designate, restrict and control all sources from which Tenant may obtain sign painting and lettering, ice, drinking water, towels, toilet supplies, catering, food and beverages, or like other services on the Premises, and, in general, to reserve to Landlord the exclusive right to designate, limit, restrict and control any business or any service in or to the Building and its tenants;
     E. To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein;
     F. To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord;
     G. To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term and if vacated during such year to prepare the Premises for re-occupancy;
     H. To have access for the Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office;
     I. To approve the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to exceed the legal live load), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Any damages done to the Building or to other tenants in the Building by taking in or putting out safes, furniture, and other articles or from overloading the floor in any way shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in a freight elevator, at such times as the building manager shall fix. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building. Landlord reserves the right to regulate the movement of, and to inspect, all property and packages brought into or out of the Building to enforce compliance with the terms of this Lease;
     J. To close the Building after regular working hours and on Saturdays, Sundays and holidays established by Landlord from time to time subject, however, to Tenant’s right to admittance under such regulations as Landlord may prescribe from time to time, which may include, by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;
     K. To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, the Property and the Premises, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building or the Property and to interrupt or temporarily suspend Building services and facilities, all without abatement of rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible for the use provided under this Lease and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant’s request;
     L. To change the arrangement, configuration, size or location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other public service portions of the Building not contained within the Premises or any part thereof;

     M. To change the character or use of any part of the Building or the Property;
     N. To use for itself the roof, the exterior portions of the Premises and such areas within the Premises required for structural columns and their enclosures and the installations of utility lines, Building systems and other installations required to service tenants and to maintain and repair same, no rights being hereby conferred upon Tenant, and, unless otherwise specifically provided herein, to exercise for itself all rights to the land and improvements below the floor level of the Premises or the air rights above the Premises and to the land and improvements located on and within the public areas. Neither Tenant nor its employees, invitees, guests and agents shall, without obtaining in each instance the prior written consent of Landlord, which consent shall be conditioned upon such requirements as Landlord deems appropriate, (1) go above or through suspended ceilings, (2) remove any ceiling tiles or affix anything thereto, remove anything therefrom or cut into or alter the same in any way, (3) enter fan rooms or other mechanical spaces, or (4) open doors or remove panels providing access to utility lines, Building systems or other installations required to service tenants;
     O. To at any time hereafter, provide Landlord shall first give Tenant at least forty-five (45) days’ written notice thereof, to substitute for the Premises other premises in the Building (herein referred to as “the new premises”), in which event the new premises will be deemed to be the Premises for all purposes under this Lease, provided: the new premises shall be similar to the Premises in size and configuration and shall be usable for Tenant’s purposes, and such change shall be made in order to install a necessary Building system or in the sole discretion of Landlord to alter, improve or replace common areas or elements of the Building. If Tenant is already in occupancy of the Premises, then, in addition (1) Landlord shall pay the expense of Tenant for moving from the Premises to the new premises and improving the new premises so that they are substantially similar to the Premises; and (2) such move shall be made during evenings, weekends, or otherwise so as to avoid unreasonable inconvenience to Tenant;

     P. To enter the premises for the purpose of inspecting them for general condition and state of repair or effecting repairs or modifications for the benefit of Landlord, Tenant, or other tenants of the Building. The holder of any mortgage of the Landlord’s interest in the Property, its agents or designees shall have the same right of entry for inspection as Landlord; and
     Q. To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Landlord.
     Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant.
          11. REPAIRS. Tenant will at its own expense and subject to the provisions of this Lease, keep the Premises in good repair and tenantable condition at all times during the Term of this Lease, and Tenant shall promptly and adequately repair all damages to the Premises (except for reasonable wear and tear and as otherwise provided in this Lease) and replace or repair all damaged or broken glass (including signs thereon), fixtures and appurtenances, under the direct supervision and with the approval of Landlord, and within any reasonable period of time specified by landlord. If Tenant does not do so, or at Landlord’s election, Landlord may, but need not, make such repairs or replacements and the amount paid by Landlord for such repairs and replacements (including Landlord’s overhead and profit and the cost of general conditions) shall be deemed additional rent reserved under this Lease due and payable forthwith. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times to make such repairs or alterations, improvements and additions, including but not limited to ducts and all other facilities for air conditioning service, as Landlord shall desire or deem necessary for the safety, preservation or improvement of the Premises or the Building or any equipment located in the Building, or as Landlord may be required to do by the Village of Bloomingdale or by the order or decree of any court or by any other governmental authority.
          In the event Landlord or its agents or contractors shall elect or be required to make repairs,

alterations, improvements or additions to the Premises or the Building or any equipment located in the Building, Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities without being deemed or held guilty of eviction of Tenant or for damages to Tenant’s property, business or person, and the rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours, but if Tenant desires to have the same done during any other hours Tenant shall pay for all overtime and additional expenses resulting therefrom.
          12. ALTERATIONS. Tenant shall not, without the prior written consent of Landlord in each instance obtained, make any repairs, replacements, alterations, improvements or additions (collectively “Improvements”) to the Premises, Landlord’s consent to any such Improvements shall be conditioned upon such requirements as Landlord deems appropriate, including without limitation, the submission of detailed plans and specifications. All such improvements shall be done at Tenant’s expense by employees or agents of Landlord or contractors hired by Landlord except to the extent Landlord gives its prior written consent to Tenant hiring its own contractors, and, in either event, Tenant shall pay to Landlord or its agent a charge for supervision, general conditions, overhead, Landlord’s profit and other costs and expenses incurred by Landlord in connection with such work, as established by Landlord from time to time.
          In the event that Tenant uses its own contractors for the Improvements Landlord may, without limitation, require Tenant to: (a) demonstrate that the construction of such Improvements will not jeopardize labor harmony; (b) submit satisfactory insurance certificates; (c) obtain all necessary permits; (d) furnish satisfactory security for the payment of all costs to be incurred in connection with the Improvements; and (e) upon completing any such Improvements, furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and material expended and used.
          All Improvements shall comply with all insurance requirements and with all applicable governmental laws, requirements, codes, ordinances and regulations. All improvements shall be constructed in a good and workmanlike manner and only good grades of material shall be used. Except for Landlord’s negligence, Tenant shall protect, defend, indemnify and hold Landlord, the Building, Landlord’s beneficiaries, and their respective officers, directors, beneficiaries, agents and employees harmless from any and all liabilities of every kind and description which may arise out of or in connection with such improvements.
          All improvements made by Landlord or Tenant in or upon the Premises whether temporary or permanent in character, including but not limited to wall coverings, carpeting and other floor covering, lighting installations, built-in or attached shelving, cabinetry, and mirrors, shall become Landlord’s property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation to Tenant [excepting only Tenant’s movable office furniture, trade fixtures (other than attached or installed lighting equipment), and office equipment]; provided, however, that Landlord shall have the right to require Tenant to remove such Improvements at Tenant’s sole cost and expense in accordance with the provisions of this Lease.
          13. SURRENDER OF POSSESSION. On or before the date this Lease and the Term hereby created terminate, or on or before the date Tenant’s right of possession terminates, whether by lapse of time or at the option of Landlord, Tenant will: (a) restore the Premises to the same condition they were in at the beginning of Term (except for reasonable wear and tear and as otherwise provided in this Lease) and remove those alterations, improvements and additions installed by Tenant or acquired by Tenant from former tenants which Landlord shall request Tenant to remove; (b) remove from the Premises and the Building all of Tenant’s personal property; and (c) surrender possession of the Premises to Landlord. If Tenant shall fail or refuse to restore the Premises to the above-described condition on or before the above-specified date, Landlord may enter into and upon the Premises and put the Premises in such condition, and recover from Tenant Landlord’s cost of so doing. Without limiting the generality of the foregoing, Tenant agrees to pay Landlord, upon demand, the cost of restoring the walls, ceilings and floors of the Premises to the same condition that existed prior to the date of the commencement of any alterations, improvements, or additions made by or for Tenant’s occupancy (or a prior tenant’s occupancy if such alterations, improvements or additions were acquired by Tenant from a former tenant) of the Premises. If Tenant shall fail or refuse to comply with Tenant’s duty to remove all personal property from the Premises and the Building on or before the above-specified date, the parties hereto agree and stipulate that Landlord may, at its election: (1) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may remove, sell, retain, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose; or (2) treat such failure or refusal as conclusive evidence, on which Landlord and any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property, and without accepting title thereto, Landlord may at Tenant’s expense enter into and upon the Premises and remove, sell, retain, donate, destroy, store, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property; and the failure of Tenant to remove all personal property from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above-specified date, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former state and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.
          14. USE OF PREMISES BY TENANT. Tenant shall occupy and use the premises continuously during the terms hereof for general office purposes only, and for no other use or purpose. Tenant will not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building or that will increase the rate of insurance on the Premises or on the Building. Tenant will pay all extra insurance premiums on the Building which may be caused by the use which Tenant shall make of the Premises (other than a use stated in the first sentence hereof). Tenant will not (a) use or permit upon the Premises anything that may be dangerous to life or limb; (b) in any manner deface or injure the Building or any part thereof or overload the floors of the Premises; or (c) do anything or permit anything to be done upon the Premises in any way tending to create a nuisance or tending to disturb any other tenant in the Building, or the occupants of neighboring property, or tending to injure the reputation of the Building. Unless the Premises shall be closed because of needed repairs, revisions or decorating, Tenant shall otherwise keep the same open, fully lighted and available for business activity during each and every day of the Term hereby demised, Saturdays, Sundays and holidays as established by Landlord from time to time only excepted, and the same shall be kept open by Tenant each day for business during the customary business hours established in the Building which are from 9:00 A.M. to 5:00 P.M. Tenant will fully and promptly comply, and operate the Premises in conformity, with all applicable federal, state and municipal laws, ordinances, codes, regulations and requirements respecting the Premises or Tenant’s use or occupancy thereof, and activities therein, and Tenant will not use the Premises for lodging or sleeping purposes nor conduct or permit to be conducted on the Premises any business or activity which is contrary to the provisions of this Lease or to any applicable governmental laws, ordinances, codes, regulations and requirements. Tenant shall promptly pay all taxes of whatever kind which are imposed upon Tenant but which are to be collected by Landlord. Tenant shall at no time sell food on or from the Premises. Tenant shall at no time allow alcoholic liquor on the Premises.
          15. RULES AND REGULATIONS. Tenant agrees to observe the reservations to Landlord in Article 10 hereof and agrees, for itself, its employees, agents, servants, clients, customers, invitees, licensees and guests to observe and comply, at all times, with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building, and that failure to observe and comply with such reservations, rules, and regulations shall constitute a default under this Lease.
     A. No sign, picture, advertisement or notice, typewritten or otherwise, shall be displayed, inscribed, painted or affixed on any part of the inside of the Building, or on or about the Premises hereby demised, except as shall be first approved by Landlord in writing, and then only of such nature, color, size, style and material as the Landlord directs. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from the outside of the building.
     B. Tenant shall not, without Landlord’s prior written consent, install or operate any heating device, refrigerating or air conditioning equipment, steam or internal combustion engine, boiler, stove, machinery or mechanical devices upon the Premises or carry on any mechanical or manufacturing business thereon, or use or permit to be brought into the Building inflammable fluids such as gasoline, kerosene, benzene or naphtha or use any illumination other than electric lights. All equipment, fixtures, lamps and bulbs shall be compatible with, and not exceed the capacity of, the Building’s electrical system. No explosives, firearms, radioactive materials, or other articles deemed extra hazardous to life, limb or property shall be brought into the Building or the Premises.
     C. Tenant shall not make noises, cause disturbances or vibrations, or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or create odors or noxious fumes, any of which may be offensive to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.
     D. Tenant shall at its expense provide artificial light for employees of Landlord while doing janitor service, cleaning or other work and making repairs or alterations in the Premises.
     E. All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith shall be subject to the direction of Landlord.

     F. Tenant must list all furniture and fixtures to be taken from the Building. Such list shall be presented at the office of the Building for approval.
     G. Tenant, its customers, invitees, licensees, agents, servants, employees and guests shall not encumber or obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators, stairways or other common areas in or about the Building.
     H. No bicycle or other vehicle and no animal shall be allowed in the offices, halls, corridors or any other ports of the Building.
     I. Tenant shall not allow anything to be placed against or near the glass in the partitions between the Premises and the halls or corridors of the Building which shall diminish the light in the halls or corridors.
     J. No additional locks shall be placed upon any doors of the Premises and no locks shall be changed without the prior written consent of Landlord. Tenant will not permit any duplicate keys to be made (all necessary keys will be furnished by Landlord) but if more than two keys for any door lock are desired, the additional number must be paid for by Tenant. Upon termination of this Lease Tenant shall surrender all keys of the Premises and of the Building and give to Landlord the explanation of the combination of all locks on safes or vault doors in the Premises.
     K. The building manager shall at all times keep a pass key and be allowed admittance to the Premises to cover any emergency, fire or other casualty that may arise and in other appropriate instances. Landlord and Landlord’s agents shall have the right to enter the Premises at all reasonable hours to examine the same.
     L. Unless otherwise advised by Landlord, neither Tenant nor its employees shall undertake to regulate the thermostats. Tenant shall report to the office of the Building whenever such thermostats are not working properly or satisfactorily.
     M. If Tenant desires shades or venetian blinds for outside windows, they must be furnished and installed at the expense of Tenant, and must be of such type, color, material and make as may be prescribed by Landlord.
     N. Tenant assumes full responsibility for protecting its space from weather, theft, robbery and pilferage, which includes keeping doors locked and other means of entry into the Premises closed and secured.
     O. Tenant shall not peddle, canvass, solicit or distribute handbills or flyers on or about the Property except as specifically authorized by Landlord. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.
     P. Tenant shall not sell food of any kind or cook in the Building. Tenant may serve complimentary foods to its guests provided that it shall first comply with all applicable laws, ordinances, codes and regulations.
     Q. Tenant shall use neither the name of the Building (except as the address of its business) nor pictures of the Building in advertising or other publicity without Landlord’s prior written consent.
     R. Tenant shall not conduct itself or permit its contractors, agents, employees or invitees to conduct themselves in the Premises or in the Building in a manner inconsistent with the character of the building as an office building of the highest class or inconsistent with the comfort or convenience of other tenants.
          Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord’s judgment may from time to time be needful for the safety, care and cleanliness of the Premises and the prudent operation of the Building of which the Premises form a part and for the preservation of good order therein.
          In addition to all other liabilities for breach of any covenant contained in this Article 15, Tenant shall pay to Landlord an amount equal to any increase in insurance premiums or premiums caused by such breach.
          The violation of any covenant contained in this Article 15 may be restrained by injunction.

          Landlord shall not be liable in any way for damage caused by the non-observance by any other tenant of the building of any covenant contained in this Article 15 or of any rules and regulations made by Landlord.
          16. INSURANCE. Tenant, at its sole cost and expense agrees to purchase and keep in force and effect during the Term hereof (a) Property Insurance on its tenant improvements, contents, furniture, fixtures, equipment and other personal property located in the Building, protecting Landlord and Tenant from damage or other loss caused by those perils customarily covered by an all risk policy, and in any event including without limitation, fire or other casualty, vandalism, theft, sprinkler leakage, water damage (however caused), explosion, malfunction and failures of heating and cooling or similar apparatus, perils covered by extended coverage, and other similar perils in amounts not less than the full insurable replacement value of such property with a deductible amount not in excess of One Thousand Dollars ($1,000), and (b) broad form Comprehensive General Liability Insurance, including blanket contractual liability, personal injury liability, and broad form property damage liability coverages, with limits of not less than Three Million Dollars ($3,000,000) for personal injury, bodily injury, sickness, disease or death or for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence; and (c) business interruption insurance in an amount based on Tenant’s prior year’s tax return and for a period no less than six (6) months. Tenant’s Insurance policies shall provide that it is specific and not contributory and shall contain a clause pursuant to which the insurance carrier waives all rights of subrogation against Landlord with respect to losses payable under such policies. Tenant’s Property Insurance policy and its Comprehensive General Liability policy, shall each name Landlord, its beneficiaries, and their respective officers, directors, beneficiaries, agents, and employees as additional insureds. All such insurance shall be provided by insurers of recognized responsibility and satisfactory to Landlord. All insurance coverage required by this Article 16 shall be primary insurance and the insurer shall be liable for the entire amount of any loss up to and including the total limit of liability as set forth in the declarations without the right of contribution from any other insurance coverage held by Landlord.
          17. UNTENANTABILITY — FIRE AND CASUALTY. If the Premises or the Building (including machinery and equipment: used in its operation) shall be destroyed or damaged by fire or other casualty and if the Premises or the Building may be repaired and restored within ninety (90) days (plus such additional time during which Landlord may be prevented or delayed from completing the repairs for causes beyond its reasonable control including insurance adjustments) after such damage then Landlord shall have the option to (a) repair and restore the same with reasonable promptness; or (b) elect to demolish the Building or cease its operation, in which event this Lease shall automatically be cancelled and terminated as of the date of such damage. In the event any such damage not caused by the act or neglect of Tenant, its agents, servants, employees, guest, licensees or invitees renders the Premises untenantable and if this Lease shall not be cancelled and terminated by reason of such damage, then rent shall abate during the period beginning with the date of such fire or other casualty and ending with the date Landlord’s work is substantially completed, abatement to be in an amount bearing the same ratio to the total amount of rent for such period as the untenantable portion of the Premises bears to the entire Premises. Landlord’s work shall not include the repair or restoration of Tenant’s fixtures or tenant improvements, including, but not limited to, special wall and floor coverings, special lighting fixtures, cabinets and bookshelves.
          If such damage renders the Premises untenantable, in whole or in part, and if, in Landlord’s judgment, such damage cannot reasonably be repaired and restored within ninety (90) days (plus such additional time during which Landlord may be prevented or delayed from completing the repairs for causes beyond its reasonable control including insurance adjustments), either party shall have the right to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the act or neglect of Tenant, its agents, servants, employees, guests, licensees or invitees, and rent shall not abate during said period. Any right to terminate or any other option provided for any party in this Article 17 must be exercised by written notice to the other party served within one hundred (100) days after such damage shall have occurred.
          18. CONDEMNATION. If the whole or any part of the Premises or Building shall be taken or condemned by any competent authority for any public use or purpose or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or Building, the Term of this Lease, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be required for such use or purpose and Landlord shall be entitled to receive the entire award, if any, without any payment to Tenant. Current rent shall be apportioned as of the date of such termination.
          19. LANDLORD’S REMEDIES. If default shall be made in the payment of the rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other agreement between Landlord and Tenant, and such default shall continue for five (5) days after written notice to Tenant or if default shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and perform and such default shall continue for ten (10) days after written notice to Tenant or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations or if any petition shall be filed or other action taken to reorganize or modify Tenant’s capital structure, if Tenant be a corporation or other entity, or if Tenant be declared insolvent according to law or if any assignment of Tenant’s property shall be made for the benefit of creditors or if a receiver or trustee is appointed for Tenant or its property or if Tenant shall abandon or vacate the Premises during the Term of this Lease, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:
     (a) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the value of the rent provided to be paid by Tenant for the balance of the stated Term of the Lease, less the fair rental value of the Premises for such period, and any other sum of money and damages owed by Tenant to Landlord.

     (b) Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry and detainer suit, or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation so to do, relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises for a term greater or less than that remaining under the Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord may make such repairs, changes, alterations or additions in or to the Premises as may be necessary or convenient. If Landlord shall fail or refuse to relet the Premises, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rent reserved in this Lease for such period or periods. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such repairs, changes, alterations and additions and the expense of such reletting and the collection of the rent accruing therefrom, to satisfy the rent above provided to be paid, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time; and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time and that any suit or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.
          20. HOLDOVER. Tenant will pay to Landlord an amount equal to double the sum of the annual Base Rent plus rent adjustments as provided in Section 9-202 of Chapter 110 of the Illinois Revised Statutes, or any corresponding provision of a successor statute, and in addition thereto, all actual damages, whether direct or consequential, sustained by Landlord, for all the time Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, but the provisions of this Article shall not operate as a waiver by the Landlord of any right of re-entry hereinbefore provided. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, such holding over shall constitute a renewal of the Lease for a period of one (1) year with the Base Rent for such period in an amount equal to the greater of the annual Base Rent plus rent adjustments payable hereunder or the then prevailing rental rates for similar space in the Building.
          21. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, (a) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (b) permit any assignment of this Lease, or any part thereof, by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees. Tenant shall, by notice in writing, advise Landlord of its desire from, on and after a stated date (which shall not be less than thirty (30) days after date of Tenant’s notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant’s notice shall: state the name and address of the proposed assignee or subtenant and provide such financial information on the proposed assignee or subtenant as requested by Landlord; include all of the terms of the proposed assignment or sublease (whether contained in such assignment or sublease or in separate agreements) and state the consideration therefor; and include a true and complete and fully-executed copy of the proposed assignment or sublease and any and all other agreements relating thereto. In such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice, and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice. If Tenant’s notice shall cover all of the Premises, and Landlord shall have exercised its foregoing recapture right, the Term of this Lease shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be cancelled with respect to less than the entire Premises, Base Rent and rent adjustments reserved herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect.
          If Landlord, upon receiving Tenant’s notice with respect to any such space, shall not exercise its right to recapture as aforesaid, and if Tenant is not in default under the terms of this Lease, Landlord will not unreasonably withhold its consent to Tenant’s assignment of the Lease or subletting such space to the party identified in Tenant’s notice and upon the terms set forth in Tenant’s notice, provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord ninety per cent (90%) of all profit derived by Tenant from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount paid or payable to Tenant or any other party to effect or to induce Tenant or any third party to enter into any such transaction, and the amount of all rent and other consideration of whatever nature payable by such assignee or sublessee or a third party in excess of the Base Rent and rent adjustments payable by Tenant under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord of its share of such non-cash consideration shall be in such form as is satisfactory to Landlord.
          Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. The percentage of Tenant’s profit due Landlord hereunder shall be paid to Landlord within two (2) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.
          For purposes of the foregoing, (a) if Tenant is a partnership, any change in the partners of Tenant, or (b) if Tenant is a corporation the voting stock of which is not listed on a nationally recognized security exchange, any transfer of any or all of the shares of stock of Tenant by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a majority of such shares as of the date of this Lease, or (c) the transfer of all or substantially all of the assets of Tenant, shall be deemed to be an assignment within the meaning of this Article 21.
          Landlord’s consent to any assignment or sublease shall not operate as a consent to any subsequent assignment or sublease or as a waiver of Landlord’s right to require Tenant to seek Landlord’s approval of all subsequent assignments and subleases. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. Any subtenant or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord (including fees paid to consultants, brokers, accountants and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void. Notwithstanding any requirement for Landlord to consider, solicit or obtain a sublease or assignment, whether statutory or otherwise, Landlord and Tenant expressly agree that Landlord’s obligation with respect to such sublease or assignment shall arise only when Tenant submits such sublease or assignment to Landlord in the manner set out in this Article 21.
          22. WAIVER OF CLAIMS. Tenant agrees that Landlord, Landlord’ s beneficiaries and their respective officers, directors, beneficiaries, partners, agents and employees shall not be liable for (nor shall rent abate as a result of) any direct or consequential damage (including, without limitation, damages claimed for actual or constructive eviction) either to person or property sustained by Tenant or other person, due to the Building, or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about the Building, or due to any act or neglect of any tenant or occupant of the Building, or any other person including Landlord and Landlord’s agents, servants, guests and invitees. This provision shall apply particularly (but not exclusively) to damage caused by fire, explosion, water, snow, frost, steam, sewerage, illuminating gas, sewer gas or odors, or by the bursting or leaking of pipes, plumbing fixtures, or sprinkler system; without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises or brought or caused to be brought within the Building by Tenant shall be at the risk of Tenant only and that Landlord shall not be liable for any damage thereto or any theft thereof. Tenant shall protect, indemnify, defend and save Landlord, its beneficiaries and their respective officers, directors, agents, beneficiaries, partners, and employees harmless from and against any and all liabilities, damages, costs, claims, obligations and expenses arising out of or in connection with Tenant’s use or occupancy of the Premises or Tenant’s activities in or about the Building, or arising from any act or negligence of Tenant or its agents, contractors, servants, employees or invitees.
          23. ATTORMENT. Upon request of the holder of any note secured by a mortgage or deed of trust on the Building, Tenant will agree in writing that no action taken by such holder to enforce said mortgage or deed of trust shall terminate this Lease or invalidate or constitute a breach of any of the provisions hereof and Tenant will attorn to such mortgagee or holder, or to any purchaser of the Building, at any foreclosure sale or sale in lieu of foreclosure, for the balance of the Term of this Lease and on all other terms and conditions herein set forth.
          24. ESTOPPEL CERTIFICATE. Tenant agrees that from time to time upon not less than ten (10) days’ prior request by Landlord, Tenant or Tenant’s duly authorized representative having knowledge of the following facts shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the rent, rent adjustments and other charges have been paid; (c) that neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (d) that there are no offsets or defenses to the payment of Base Rent, additional rent or any other sums payable under this Lease, or if there are any such offsets or defenses, specifying such in detail. In the event Tenant fails to deliver such statement to Landlord within such 10-day period, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such statement, which statement shall be binding upon Tenant and may be relied upon by Landlord and any third party.
          25. NOTICE. All notices, demands and submissions to be made or given pursuant to this lease shall be in writing and shall be deemed properly served if delivered by hand at the address and to any addressee specified below, or, when received if, mailed, postage prepaid, by United States certified or registered mail, return receipt requested, as follows:

if to Landlord, then to:	TIFFANY POINTE, INC. One Tiffany Pointe Bloomingdale, IL 60108
and if to Tenant, then to the premises or to such other address or addressee as either party way give to the other in writing. The foregoing notwithstanding, if Landlord is unable to serve any such notice or demand to the Tenant as hereinabove provided, a notice or demand to the Tenant shall be deemed properly served if affixed to any door leading into the premises, in which event the notice or demand shall be deemed to have been served at the time the copy is so affixed.
          26. PARKING AND CONTROL OF COMMON AREAS BY LANDLORD. All automobile parking areas; including, but not limited to the East and West Tiffany Pointe parking lots, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Building, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, and other areas and improvements provided by Landlord for the general use, in common, of tenants, its agents, contractors, servants, employees and invitees, shall at all times be subject to the exclusive control and management of Landlord and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, its agents, contractors, servants, employees and invitees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants, its agents, contractors, servants, employees and invitees. Landlord will operate and maintain the common facilities referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities.
          27. COVENANT AGAINST LIENS. Nothing in this Lease contained shall authorize or empower Tenant to do any act which shall in any way encumber the title of Landlord in and to the Premises or to the Building, nor shall the interest or estate of Landlord therein be in any, way subject to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any express or implied contract of Tenant, and any claim to a lien upon the Premises or the Building arising from any act or omission of Tenant shall accrue only against Tenant and shall in all respects be subordinate to the title and rights of Landlord to the Premises and the Building. Tenant covenants and agrees not to suffer or permit any lien or encumbrance to be placed against the Premises, or the Building with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises and, in case of any such lien or encumbrance attaching, or claim thereof being asserted, Tenant agrees to cause it to be immediately released and removed of record. If Tenant has not removed any such lien or encumbrance within fifteen (15) days after notice to tenant by Landlord, such failure shall constitute a default hereunder and, in addition to all other remedies available herein, Landlord may, but shall not be obligated to, pay the amount necessary to remove the lien or encumbrance without being responsible for making any investigation as to the validity thereof, and the amount so paid together with all costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith shall be deemed additional rent reserved under this Lease due and payable forthwith.
          28. NONWAIVER. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term hereof or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, if being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any rent due, and the payment of such rent shall not waive or affect said notice, suit or judgment.
          29. EXPENSES OF ENFORCEMENT. The Tenant shall pay all attorneys’ fees and expenses of Landlord incurred in enforcing any of the obligations of Tenant under this Lease. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all cost, expense and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation.
          30. LANDLORD’S LIEN. Landlord shall have a first (1st) lien upon any and all rents from permitted subtenants or assignees of Tenant (if any), upon the Interest of Tenant under this Lease and upon all the goods and chattels of Tenant which may at any time be affixed or located on the Premises, to secure the payment of all money due under this Lease.
          31. BROKERS. Tenant represents and warrant that it has not employed any broker in carrying on the negotiations relating to this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commission arising from or out of any breach of the foregoing representations and warranties. Any representation or statement by a leasing company or other third (3rd) party (or employee thereof) engaged by Landlord as an independent contractor which is made with regard to the Premises or the Building shall not be binding upon Landlord nor serve as a modification of this Lease ad Landlord shall have no liability, therefore, except to the extent such representation or statement is also contained herein or is approved in writing by Landlord.
          32. NO SOLICITATION. Tenant shall not by itself or through any officer, salesman, employee, agent, advertisement or otherwise solicit business in the vestibules, entrances, elevator lobbies, corridors, hallways, elevators or other common areas of the Building.
          3 3 . MISCELLANEOUS PROVISIONS. Tenant and Landlord further covenant with each other that:
          A. All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.
          B. The word “Tenant” wherever used herein shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.
          C. The rights of Tenant under this Lease shall be and are subject and subordinate at all times to any ground lenses or master leases and to the lien of any mortgages or deeds of trust now or hereafter in force against the Building, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof. This provision is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute such further instruments as may be requested by Landlord and in the event Tenant fails to do so within ten (10) days after demand in writing Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant: any such instruments.
          D. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit of, not only the Landlord and Tenant, but also their respective heirs,

legal representatives, successors and assigns, provided, this clause shall not permit any assignment contrary to the provisions of Article 21 hereof.
          E. All of the representations and obligations of Landlord are contained herein and no modification, waiver or amendment of this Lease or any of its conditions or provisions shall be binding upon Landlord unless in writing signed by a duly authorized officer of Landlord’s agent.
          F. All amounts due and payable from Tenant under this Lease or under any work order or other agreement relating to the Premises shall be considered as rent and, if unpaid when due, shall bear interest from such date until paid at eighteen percent (18%) interest in order to reimburse Landlord for the loss Tenant agrees Landlord will incur by reason of Tenant’s failure to pay such amounts in a timely manner.
          G. Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.
          H. No rights to light or air over any property, whether belonging to Landlord or any other persons, are granted to Tenant by this Lease.
          I. The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not offset or impair any other provision. Landlord and Tenant agree that proper venue shall be in DuPage County, Illinois.
          J. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.
          K. In case Landlord or any successor owner of the Building shall convey or otherwise dispose of any portion thereof to another person, such other person shall in its own name thereupon be and become Landlord hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Lease to be perfomed by Landlord which first arise after the date of conveyance, and such original Landlord or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.
          L. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall constitute a material breach of this Lease.
          M. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association or relationship between Landlord and Tenant other than that of Landlord and Tenant.
          N. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.
          O. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to inure also to the benefit of Landlord’s beneficiaries, and their respective officers, directors, beneficiaries, partners, agents and employees.
          P. Wherever in this Lease Landlord’s permission or consent is required, such permission or consent may be given or withheld by Landlord in the exercise of Landlord’s sole and unbridled discretion.
          Q. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” if the Landlord so elects as well as “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.
          R. If Tenant violates any of the terms and provisions of this Lease or defaults in any of its obligations hereunder, other than the payment of rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.
          3 4 . TRUSTEE CLAUSE. It is expressly understood and agreed that this Lease is executed on behalf of HARRIS BANK ROSELLE, not personally, but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and invested in it as such Trustee, and under the direction of the beneficiaries of a certain Trust Agreement dated November 17, 1986, and known as Trust No. 12555. It is further expressly understood and agreed that HARRIS BANK ROSELLE, as Trustee as aforesaid, has no right or power whatsoever to manage, control or operate said real estate in any way or to any extent and is not entitled at any time to collect or receive for any purpose, directly or indirectly, the rents, issues, profits or proceeds of said real estate or any lease or sale or any mortgage or any disposition thereof. Nothing in this Lease contained shall be construed as creating any personal liability or personal responsibility of the Trustee or any of the beneficiaries of the Trust, or any of their respective officers, directors, beneficiaries, partners, agents, and employees, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either expressly or impliedly herein contained, or to keep, preserve or sequester any property of said Trust or for said Trustee to continue as said Trustee; and that so far as the parties herein are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to attempt to collect solely from the trust estate from time to time subject to the provisions of said Trust Agreement for payment thereof, Tenant hereby expressly waiving and releasing said personal liability and personal responsibility of the Trustee and any of the beneficiaries of the Trust, and any of their respective officers, directors, beneficiaries, partners, agents and employees on behalf of itself and all persons claiming by, through or under Tenant.
          35. RIDERS. All riders attached to this Lease and signed by Landlord and Tenant are made a part hereof and are incorporated herein by reference.

SEE EXCULPATORY RIDER ATTACHED
HERTO AND MADE A PART HEREOF
     IN TESTIMONY WHEREOF, the parties hereto have caused this instrument to be executed in duplicate as of the day and year first above written.

TENANT:	LESSOR:	Harris Bank Palatine, N.A. as Successor
Trustee to Harris Bank Roselle

Royal American Bank	HARRIS BANK ROSELLE, not
individually, but as Trustee under
Trust Agreement dated November 17, 1986
and known as Trust //12555 as aforesaid.

By:	J.J. Frito	By:	/s/ Mary E. Rooney MARY E. ROONEY
	/s/ [ILLEGIBLE]		EXEC. V.P. & SR. TRUST OFFICER

	[ILLEGIBLE]	Attest: /s/ Donna Guenther,
Donna Guenther, Trust officer
CERTIFICATE
     I, Philip Prather, Secretary of Royal American Bank Tenant, hereby certify that the officer(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as President and                                                                                      his/her action(s) are the action of Tenant.

/s/ [ILLEGIBLE]
Secretary
MANAGEMENT AGENT
SIGNATURE REALTY CORP.
MANAGEMENT AGENT FOR THE AFORESAID

/s/ Pamela Mack Pamela Mack
President

RIDER R-1
RIDER TO LEASE DATED October 28, 1996 BY AND BETWEEN Royal American Bank (TENANT) AND Harris Bank Roselle, Harris Bank Palatine, N.A. as Successor Trustee to Harris Bank Roselle not individually, (LESSOR) but as Trustee under Trust Agreement dated November 17, 1986 and known as Trust No. 12555 as aforesaid.
R2-1 Provided Tenant: is not then in default under this lease and there does not exist any condition or event which, after notice and time to cure, would be a default, Tenant shall have the right by written notice to Owner, to extend the term of this Lease under all of the same provisions hereof except as written below, for two additional 5 year period commencing on 61st month, provided such notices are received by Owner in writing one hundred twenty (120) years prior to the expiration of the Lease term; except that the minimum rent due of this Lease Agreement will be modified to reflect market rates.

DATE: 10/28/96

TENANT: Royal American Bank	Lessor:	/s/ Mary B. Rooney

MARY B. ROONEY
EXEC.V.P. & SR. TRUST OFFICER
/s/ [ILLEGIBLE]
[ILLEGIBLE]		/s/ Donna Guenther
Attest: Donna Guenther, Trust Officer

RIDER NO. 1
ATTACHED TO AND MADE A PART OF LEASE CONTRACT BETWEEN HARRIS BANK ROSELLE AS TRUSTEE UNDER A TRUST AGREEMENT DATED NOVEMBER 17, 1986 AND KNOWN AS TRUST #12555, AS LANDLORD, AND ROYAL AMERICAN BANK, AS TENANT, DATED SEPTEMBER 9, 1996 FOR PREMISES AT ONE TIFFANY POINTE, BLOOMINGDALE, ILLINOIS
     1. OPTION TO RENEW
     Provided Tenant has not committed an uncured Event of Default, Tenant shall have the option to renew this Lease and lease the Leased Premises for two (2) five (5) year Extended Terms (each of the Extended Terms are referred to as “Extended Term”) upon the same terms and conditions set forth herein with the following exceptions:
     a. The Premises Rent, including Ownership Taxes and Operating Expenses, to be paid by Tenant during the Base Year of the first Extended Term shall be Forty Six Thousand One Hundred Forty and 00/100 Dollars ($46,140.00). The Premises Rent, including ownership Taxes and Operating Expenses, to be paid by Tenant during the Base Year of the second Extended Term shall be Fifty One Thousand Five Hundred Seventy Six and 00/100 Dollars ($51,576.00) If the Base Rent is not acceptable to the Landlord, then Tenant agrees to pay Ninety Percent (90%) of the then prevailing market rent (“Market Rent”) for comparably improved office space in north Dupage County, Illinois market area.
     b. If Landlord and tenant cannot agree on the Market Rent, either Landlord or Tenant can, by notice to the other, elect to use an appraisal procedure to determine the Market Rent. The party requesting the appraisal process shall set forth in their notice the name of an independent appraiser. The other party shall select the name of their independent appraiser within fifteen (15) days thereafter. The two independent appraisers shall then independently select a third independent appraiser. An independent appaiser is defined as any real estate firm or individual engaged in the business of leasing office space in the northern Illinois area, which firm or person has not, within six (6) months previous thereto, had any business dealings with the Landlord nor with the Tenant or their employees. The two appraisers selected by Landlord and Tenant shall each be instructed to determine the then current Market Rent for comparable office space in the north Dupage County market area taking into consideration the then existing improvements, age of the building and equipment and the amenities of the Premises and the immediately surrounding areas. The appraiser selected by the appraisers of Landlord and Tenant shall then designate which of the two appraisals is the most accurate reflection of Market Rent and Landlord and Tenant shall be bound to accept said determination. The cost of all the three appraisers shall be divided equally between Landlord and Tenant.

SEE EXCULPATORY RIDER ATTACHED
HERTO AND MADE A PART HEREOF
     c. To exercise this renewal option, Tenant must give Landlord written notice at least one hundred eighty (180) days prior to the end of the Term, or the Extended Term, as the case may be.
     d. Upon the exercise of this renewal option, the word Term as defined in this Lease shall also apply to an Extended Term.
     e. All other terms and conditions of this Lease shall be in full force and effect during the Extended Terms, including the obligation to pay Rent Adjustments as described in Section 4, Paragraphs (A) through (G).
     f. This renewal option shall be exercised only as to all the Leased Premises leased by Tenant at the time of the notice.
     2. RIGHT OF FIRST REFUSAL
          Landlord hereby grants to Tenant the right of first refusal to lease the contiguous office space commonly known as Suites 104, 105, & 108 (“Other Premises”) in the Premises. Should Landlord receive notice that the Other Premises will be vacated, Tenant will be given the opportunity in writing to lease the Other Premises at the then current Base Rent and for the balance of the Term applicable to the Premises. Tenant will have ten (10) days to respond in writing. Thereafter, if Landlord does not receive written notice from Tenant, Landlord will be released from its first refusal obligation to Tenant and Tenant shall have waived its right under this Paragraph 2.
     3. VENTILATION OF PREMISES
          The proximity of the Premises to the kitchen of the restaurant tenant causes the Tenant to be concerned with the possibility of cooking odors entering the Premises. Landlord agrees to accomodate Tenant’s concern by properly maintaining the Property’s ventilation systems.

TENANT:	LESSOR:

Royal American Bank	HARRIS BANK ROSELLE, Harris Bank Palatine, N.A. as Successor Trustee to Harris Bank Roselle not individually, but as Trustee under Trust Agreement dated November 17, 1986 and known as Trust # 12555 as aforesaid.

/s/ [ILLEGIBLE] President	By:	/s/ Mary E. Rooney MARY E. ROONEY
By: [ILLEGIBLE]		EXEC.V.P. & SR. TRUST OFFICER

Attest : /s/ Dolnna Guenther
Donna Guenther, Trust Officer

RIDER NO. 2
ATTACHED TO AND MADE A PART OF LEASE CONTRACT BETWEEN HARRIS BANK ROSELLE AS TRUSTEE UNDER A TRUST AGREEMENT DATED NOVEMBER 17, 1986 AND KNOWN AS TRUST #12555, AS LANDLORD, AND ROYAL AMERICAN BANK, AS TENANT, DATED SEPTEMBER 9, 1996 FOR PREMISES AT ONE TIFFANY POINTE, BLOOMINGDALE, ILLINOIS
     This rider No. 2, and the Lease and Rider No. 1 documents to which it is attached shall be deemed one instrument (the “Lease”) and the provisions of this Rider No. 2 shall supersede the preceding provisions of this Lease to the extent inconsistent therewith.
     R-3. No interest or late charge shall be assessed by Landlord on any rent payment received by the 5th of the month in which it is due.
     R-4. Tenant agrees to pay prorata share of reasonable attorney’s fees incurred to reduce or limit Ownership Taxes only if a reduction or limitation is obtained.
     R-5. All reference to Section 5 (Security Deposit) is deleted from the attached Lease.
     R-6. Landlord agrees that Tenant can provide a “punch list” at the time of possession of the Premises detailing items that require further alteration, removal, improvement, or addition and can be assured that items will be rectified in a reasonable manner.
     R-9. Landlord agrees that when heat and/or air conditioning are furnished to the Premises that hours of operation will be consistent with building access hours as described in R-14 below.
     R-13. When the Premises are surrendered at the termination of this lease, the Landlord will, except for normal wear and tear, either accept the premises in “as is” condition or require Tenant to restore Premises to configuration depicted in Exhibit A attached hereto.
     R-14. The Tenant will be allowed to supplement the general office nature of the Premises with the installation and operation of a Cash Station or other automatic teller system and a night depository (night drop) as reflected in Exhibit B.
               Access to the Premises without the need for a building key will be available Monday through Friday from 7:30 a.m. until 8:30 p.m. and Saturday from 7:30 a.m. until 5:00 p.m. except for Holidays.
     R-15. The Landlord hereby consents to the interior sign which is specified in Exhibit C and located as indicated in Exhibit A, and agrees that same shall remain the property of Tenant at all times and that Tenant may remove or replace same at any time or times during the term of this Lease. The prosposed signage will be constructed of individual acrylic letters attached to a contrasting background which will be mounted to the wall. The sign will approximate four feet wide by three feet high.
          Landlord will allow Tenant, subject to any required approvals by the Village of Bloomingdale, to install a lighted sign within the Premises that is visible from outside the premises containing the wording “Royal American Bank”.
          Landlord agrees to provide directional signage to the Premises. This signage to be placed inside the inner west entrance doors to the first floor of the Property.
     R-20. Tenant will pay to Landlord an amount equal to 150% (rather than 200%) of the sum of the annual Base Rent plus rent adjustments etc. as described in Section 20 of the Lease.
     R-21. The provisions of Section 21 shall not apply to an assignment or sublease to Royal American Corporation, provided that Tenant is a wholly-owned subsidiary of such corporation.
          If Tenant introduces Landlord to a prospective subtenant with acceptable credit worthiness and subtenant subsequently agrees to sub-let one hundred percent (100%) of Premises, Landlord agrees to release Royal American from any further responsibility under this lease.
     R-26. The Landlord hereby agrees to provide four (4) designated reserved parking places immediately north of the Building’s west entrance, adjacent to the Premises, and to mark each such parking place with signage indicating “20 Minute Bank Parking”. Landlord will support Tanant’s right to enforce the intended use of Tenant’s reserved parking.
     R-29. All attorneys’ fees and expenses incurred in enforcing any of the obligations of Landlord or Tenant under this lease shall be paid by the party judged to be at fault.
          In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all cost, expense and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation.
          In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall pay all cost, expense and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation.
     R-31. The Landlord and Tenant each agree to pay 50% of the broker’s total fee of $6,108.00 for negotiating this lease. Such fee to be paid by each party upon Tenant’s occupancy of Premises. Payment is to be made to: Gladstone Group Inc. 390 Higgins Rd., Elk Grove Village, Illinois 60007.

     Signature page for Rider 2

Harris Bank Palatine, N.A. as Successor
TENANT:		LESSOR:		Trustee to Harris Bank Roselle

Royal American Bank		HARRIS BANK ROSELLE, not individually, but as Trustee under Trust Agreement dated November 17, 1986 and known as Trust #12555” as aforsaid:

BY:	/s/[ILLEGIBLE]	BY:		/s/ Mary E Rooney
MARY E ROONEY
	[ILLEGIBLE ]			EXEC. V.P. & SR. TRUST OFFICER

Attest
/s/ Donna Guenther Donna Guenther Trust Officer

EXCULPATORY RIDER
This instrument is executed by the Harris Bank Palatine, N.A. as Trustee under the provisions of a Trust Agreement dated 11-17-86, and known as Trust no. 12555, not personally, but solely as Trustee aforesaid,in the exercise of the power and authority conferred upon and vested in it as such Trustee. This instrument is executed and delivered by the Trust solely in the exercise of the powers expressly conferred upon the Trustee under the Trust and upon the written direction of the beneficiaries and/or holders of the power of direction of said Trust and Harris Bank Palatine, N.A. warrants that it possesses full power and authority to execute this instrument. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of the trustee while in form purporting to be the said representations, warranties, covenants, undertakings and agreements of said Trustee are each and every one of them not made with the intention of binding Harris Bank Palatine, N.A. in its individual capacity, but are made and intended solely for the purpose of binding only that portion of the Trust properly specifically described herein. No personal liability or personal responsibility is assumed by or nor shall at any time be asserted or enforceable against the Harris Bank Palatine, N.A. on account of any representations, Warranties, (including but not limited to any representations and/or warranties in regards to potential and/or existant Hazardous Waste) covenants, undertakings and agreements contained in the instrument, (including but not limited to any indebtedness accruing plus interest hereunder) either express or implied or arising in any way out of the transaction in connection with-which this instrument is executed, all such personal liability or responsibility, if any, being expressly waived and released, and any liability (including any and all liability for any violation under the Federal and/or State Environmental or Hazardous Waste laws) hereunder being specifically limited to the Trust assets, if any, securing this instrument. Any provision of this instrument referring to a right of any person to be indemnified or held harmless, or reimbursed by the Trustee for any costs, claims, losses, fines, penalties, damages, costs of any nature including attorney’s fees and expenses, arising in any way out of the execution of this instrument or in connection thereto are expressly waived and released by all parties to and parties claiming, under this instrument. Any person claiming or any provision of this instrument referring to a right to be held harmless, indemnified or reimbursed for any and all costs, losses and expenses of any nature, in connection with the execution of this instrument, shall be construed as only a right of redemption out of the assets of the Trust. Notwithstanding anything in this instrument contained, in the event of any conflict between the body of this exoneration and the body of this instrument, the provisions of this paragraph shall control. Trustee being fully exempted, nothing herein contained shall limit the right of any party to enforce the personal liability of any other party to this instrument.

ADDENDUM
Extended Term Option
ADDENDUM TO LEASE DATED October 28, 1996 BY AND BETWEEN Royal American Bank (TENANT) and Tiffany Pointe, Inc./Harris Bank Roselle not Individually but as Trustee under Trust Agreement dated November 17,1986 and known as Trust #12555 as aforesaid (LANDLORD).
     Be it known this 10th day of October, 2001 that the above described lease has been amended to read as follows: Per the terms of your lease, subject to the Extended Term provisions, your lease will be extended for a period of Five (5) Years commencing on December 1, 2001 through November 30, 2006 based upon the same terms, covenants and conditions of the original lease. Per the Extended Term provisions your monthly base rental rate will be $3,845.00/$46,140.00 annually.
DATE: October 19 2001

TENANT: Royal American Bank		LANDLORD: Tiffany Pointe Inc.

By:	/s/ Philip Prather	By:	/s/ Pamela Mack

	Philip Prather		Pamela Mack
	Vice Chairman		SIGNATURE REALTY CORP.
AS AGENT FOR THE AFORESAID

ADDENDUM
     ADDENDUM TO LEASE DATED October 28, 1996 BY AND BETWEEN Midwest Bank and Trust Company formerly Royal American Bank/ (TENANT) and Tiffany Pointe, Inc./Marquette Bank not Individually but as Trustee under Trust Agreement dated November 4, 2002 and known as Trust #16376 as aforesaid (LANDLORD).
Be it known this 11th day of August, 2006 that the above described lease has been amended to read as follows: The lease is to be extended for a period of (2) Two Months commencing on December 1, 2006 through January 31, 2007 based upon the same terms, covenants and conditions of the original lease with the following amendments: 1). Tenant’s base rent will be $3,845.00 per month plus all electric including the electric for the independent heating & air conditioning system to be installed.

DATE: 8/13/06

TENANT:

Midwest Bank and Trust Company

/s/ [ILLEGIBLE]

By:
Marquette Bank not Individually but as Trustee under Trust Agreement dated November 4, 2002 and known as Trust #16376 as aforesaid (LANDLORD).
Signature Realty Corp.
Management Agent for the Aforesaid

By: